SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

 [X]  Preliminary Information Statement

 [  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

 [  ]  Definitive Information Statement

Caliber Energy, Inc

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[  ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies: Common

(2)

Aggregate number of securities to which transaction applies: 182,825,805

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)  Date Filed:

CALIBER ENERGY, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held December 15, 2006

TO OUR STOCKHOLDERS:

A special meeting of stockholders of Caliber Energy, Inc., will be held at 9595 Wilshire Blvd., Suite 900, Beverly Hills, California 90212, on Friday, December 15, 2006, at 10:00 a.m., Pacific Time.  The purposes of the meeting are:

1.

To ratify the reverse split in our issued and outstanding common stock on the basis of one shares of common stock for every five shares of common stock issued and outstanding as approved and conducted by the Company’s Board of Directors.

2.

To transact such other business as may properly come before the meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on October 27, 2006 as the record date.  Holders of our common stock of record at the close of business on the record date are entitled to receive notice of and to vote at the meeting, or any adjournment of the meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The accompanying Information Statement is furnished on behalf of the Board of Directors pursuant to Section 14(c) of the Securities Exchange Act of 1934 to provide notice of the meeting.

By Order of the Board of Directors,

_______________________________________

Graeme Scott, President

Beverly Hills, California

Dated:  December 15, 2006

Caliber Energy, Inc.

9595 Wilshire Blvd., Suite 900, Beverly Hills, California 90212

INFORMATION STATEMENT

 The Board of Directors of Caliber Energy, Inc., is furnishing this Information Statement to provide notice of a special meeting of stockholders to be held at 9595 Wilshire Blvd., Suite 900, Beverly Hills, California 90212, on Friday, December 15, 2006 at 10:00 a.m., Pacific Time, or any adjournment of the meeting, for the purposes set forth in the foregoing Notice of Special Meeting of Stockholders.

Our Board of Directors has fixed the close of business on October 27, 2006 as the record date.  Holders of our common stock of record at the close of business on the record date are entitled to receive notice of and to vote at the meeting, or any adjournment of the meeting.  There were 182,825,805 shares of common stock issued and outstanding on September 30, 2006.  We anticipate that this Information Statement will be mailed or furnished on or about December 15, 2006, to all stockholders of record as of the record date.

Stockholders holding a total 148,230,805 shares, representing 81% of our outstanding shares, of common stock as of the record date, will vote their shares of common stock in favor of the approval to effectuate the 1 for 5 reverse split in our issued outstanding shares of common stock.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTION TO BE TAKEN AT THE SPECIAL MEETING OF STOCKHOLDERS, INCLUDING APPROVAL OF THE NAME AND THE REVERSE STOCK SPLIT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

We will bear the cost of preparing and mailing the Notice of Special Meeting of Stockholders and Information Statement to stockholders.  We may also make arrangements with brokers, fiduciaries, custodians and nominees to send the Notice of Special Meeting of Stockholders and Information Statement to the beneficial owners of our common stock held of record by these persons.  Upon request, we will reimburse these organizations for their reasonable out-of-pocket expenses incurred in forwarding this Information Statement and Notice of Special Meeting of Stockholders to their clients.

RECORD DATE AND VOTING RIGHTS

Our common stock is our only issued and outstanding class of voting securities.  Stockholders of record at the close of business October 27, 2006, the record date for determining stockholders entitled to notice, are the only stockholders entitled to vote at the meeting.  As of the record date, there were 182,825,805 shares of our common stock outstanding and entitled to vote.  Each stockholder entitled to vote shall have one vote for each share of common stock registered in the stockholder’s name on our books as of the record date.  A complete list of our stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours from and after October 27, 2006, at our office, 9595 Wilshire Blvd., Suite 900, Beverly Hills, California 90212

QUORUM FOR THE MEETING

Our Bylaws require that a majority of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at all meetings of stockholders.  A total of 148,230,805 shares, representing 81% of our outstanding shares of common stock will be present in person or by proxy at the meeting.  Thus, there will be a quorum for purposes of authorizing the proposed reverse split in the common stock on the basis of one share for every ten shares issued and outstanding.

VOTING AT THE MEETING

On October 18, 2006, our Board of Directors unanimously approved a 1:5 reverse split in our issued and outstanding common stock.  Our Board of Directors directed that these matters be submitted for approval at a special meeting of stockholders.  Under our Bylaws, the affirmative vote of a majority of the shares entitled to vote is required to authorize any matter at a stockholders’ meeting.  At the special meeting of stockholders to be held on December 15, 2006, stockholders holding 81% of our outstanding voting stock will approve 1:5 reverse split in our issued and outstanding common stock.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of the record date on October 27, 2006, by each stockholder known by us to be the beneficial owner of more than five per cent of our outstanding shares of common stock, each director and all directors and executive officers as a group.  Except as otherwise indicated by footnote, each of the named individuals has sole voting and investment power with respect to the shares of common stock beneficially owned.

Shareholder	Shares
(Name and Address)
Projection Capital Ltd., Tortola, B.V.I.	82,227,972
Louvicourt,	26,369,500
Toronto, Ontario
Graeme Scott,	25,833,333
Toronto, Ontario
Robert McIntosh,	12,000,000
Beverly HillsCalifornia
Victor Perkell,	1,800,000
Toronto, Ontario

TOTALS	148,230,805

As of the record date, there were 182,825,805 shares of common stock issued and outstanding and entitled to vote.  Each share of common stock entitles its holder to one vote. Graeme Scott, David Naylor and Victor Perkell serve as the members of our Board of Directors and Mr. Scott is our President.

REVERSE STOCK SPLIT

The Board of Directors unanimously approved and completed a reverse split of our issued and outstanding shares of common stock on the basis that each ten shares of common stock then issued and outstanding will be converted into one share of common stock.  The number of shares of capital stock authorized by the Articles of Incorporation and the $0.0001 par value of the authorized capital stock was changed as a result of the reverse stock split. Accordingly, each stock certificate which, prior to the effective date, represented shares of old common stock now represent the number of shares of new common stock into which the shares of old common stock represented by the certificate were combined.

Background and Reasons For the Reverse Stock Split

On June 15, 2006, the Board of Directors voted in favor of the reverse stock split and directed that the reverse stock split be completed.  The Board of Directors also placed the ratification of the reverse stock split on the agenda for consideration by stockholders at the special meeting to be held on December 15, 2006.  The Board of Directors believes that the per share price of our common stock justified the 1:5 reverse stock split and that it would not negatively impact the marketability of the existing shares or our potential ability to raise capital.  The Board of Directors further believed that the increase in the number of shares of common stock outstanding as a consequence of the reverse stock split would ultimately encourage greater interest in our common stock by the financial community and investing public. Accordingly, we believe that our company and our stockholders will realize benefits over time and suffer no long-term negative consequences as a result of the reverse split.

THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE FOREGOING EFFECTS WILL OCCUR; OR THAT THE MARKET PRICE WILL EVER RISE TO A PRICE APPROXIMATING THE MARKET PRICE PRIOR TO THE REVERSE STOCK SPLIT.

Effects of the Reverse Stock Split

General Effects.  As a result of the reverse stock split, the number of issued and outstanding shares of our common stock decreased from 182,825,805 shares to 36,565,161shares, based upon the total number of issued and outstanding shares of common stock as of the record date on October 27, 2006 and decreased our total number of authorized shares of common stock from 500,000,000 to 100,000,000.  Please note that the reverse stock split did not change a stockholder’s proportionate equity interest in our company.

Effect on Market for Common Stock.  On October 26, 2006, the closing sale price of our common stock was $.0038 per share.  By decreasing the number of shares of our common stock issued and outstanding without altering the aggregate economic interest in our company represented by the shares, the Board of Directors believed that the market price of the common stock would increase over time to a more appropriate price; however, there can be no assurance that this will occur.  The new common stock will trade over-the-counter on the electronic Bulletin Board under a new trading symbol.  We plan to seek listing of the new common stock on the NASDAQ Small Cap Market at such time, if ever, as the market price of the new common stock reaches the threshold required for such listing and other requirements are satisfied.

Effect on Outstanding Options or Other Convertible Securities.  As of the date of this Information Statement, we have no outstanding options granted pursuant to the Caliber Energy, Inc. Stock Option Plan We may grant options exercisable to purchase shares of common stock or issue other convertible securities or on or prior to the effective date of the reverse stock split.  In the event of the issuance or grant of any of these securities, the Board of Directors would, upon the effective date of the reverse stock split, make a proportional adjustment in the number of shares of common stock subject to any outstanding options or convertible securities and a corresponding adjustment in the per share exercise or conversion price to reflect the reverse stock split.

Changes in Stockholders’ Equity.  As an additional result of the reverse stock split, our stated capital decreased from $18,282.58 to $3,656.52 on the effective date of the reverse stock split.  Our stated capital consists of the aggregate number of our shares of common stock outstanding from time-to-time, multiplied by the par value of $0.0001 of the common stock.  The total of our stated capital and capital in excess of par consists of the aggregate value of cash or other consideration we received upon the issuance of all currently issued and outstanding shares of common stock.  The common stock will has the same par value following the reverse stock split.  Our company’s stated capital decrease becausedthe number of shares of our common stock issued and outstanding decreased fivefold as a result of the reverse stock split.

United States Income Tax Consequences.  The following is a summary of the material anticipated United States income tax consequences of the reverse stock split to our stockholders.  This summary is based on the provisions of the Internal Revenue Code of 1986, the Treasury Department Regulations issued pursuant thereto and published rulings and court decisions in effect as of the date of this Information Statement, all of which are subject to change.  This summary does not take into account possible changes in these laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect.  No assurance can be given that any such changes will not adversely effect the discussion in this summary.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the reverse stock split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON.  In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers).  In addition, this summary does not address any consequence of the reverse stock split under any state, local or foreign tax laws.  As a result, it is the responsibility of each stockholder to obtain and rely on advice from his or her personal tax advisor as to:  (i)  the effect on his or her personal tax situation of the reverse stock split, including the application and effect of state, local and foreign income and other tax laws; (ii)  the effect of possible changes in judicial or administrative interpretations of existing legislation and Regulations, as well as possible future legislation and Regulations; and (iii)  the reporting of information required in connection with the reverse stock split on his or her own tax returns.  It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of our company as a result of the reverse stock split.  ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THE STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

The following discussion describes certain federal income tax consequences of the proposed reverse stock split to our stockholders who are citizens or residents of the United States.  In general, the federal income tax consequences of the proposed reverse stock split will be identical for all stockholders because they will receive solely new certificates in exchange for old certificates.  In addition, the actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to his or her acquisition and ownership of the common stock.  However, we believe that because the proposed reverse stock split is not a part of a plan to periodically increase a stockholder’s proportionate interest in the assets or earnings and profits of our company, the proposed reverse stock split probably will have the following federal income tax effects:

No stockholder will recognize gain or loss on the exchange of old certificates for new certificates.  In the aggregate, the stockholder’s basis in the shares of common stock represented by new certificates will equal his basis in the shares of common stock represented by old certificates.  The reverse stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986 and our company will not recognize any gain or loss as a result of the reverse stock split.

Exchange of Shares.  On or subsequent to the effective date of the reverse stock split, we will mail to each stockholder a letter of transmittal.  A stockholder will be able to receive his or her shares of new common stock only by transmitting to American Registrar and Transfer Co., the transfer agent and registrar for our common stock, the stockholder’s stock certificate(s) evidencing shares of old common stock issued and outstanding prior to the effective date of the reverse stock split, together with the properly completed and executed letter of transmittal and such evidence of ownership of the shares of old common stock as our company may require.  Stockholders will not receive certificates for shares of new common stock unless and until the certificate(s) representing their shares of old common stock issued and outstanding prior to the reverse stock split are surrendered.  Stockholders should not forward their certificate(s) to the transfer agent until they have received the letter of transmittal, and should surrender their certificate(s) only with the letter of transmittal.

Each stockholder will be responsible for paying a total service fee of twenty dollars ($20) upon the surrender of his or her stock certificate(s) in exchange for new common stock certificate(s).  However, as noted above, as of the effective date of the reverse stock split, every five issued and outstanding shares of our common stock, $0.0001 par value per share, will automatically, i.e., without further stockholder action, be divided into and reclassified as one share of common stock, $0.0001 par value per share.  Thus, each stock certificate that, prior to the effective date of the reverse stock split, represented shares of old common stock will, upon the effective date of the reverse stock split, represent the number of shares of new common stock into which the shares of old common stock represented by the certificate are to be divided.

VOTE REQUIRED

Our Bylaws provide that the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the special meeting is required to authorize an amendment to the Articles of Incorporation to effect a reverse split in our outstanding shares of common stock on the basis of one share of common stock for every five shares of common stock issued and outstanding. A total of 148,230,805 shares, representing 81% of our outstanding shares of common stock will be present in person or by proxy at the meeting.  Thus, there will be a quorum for purposes of authorizing the proposed reverse split in the common stock on the basis of one share for every ten shares issued and outstanding.

AMENDMENT TO ARTICLES OF INCORPORATION

On October 18, 2006, our Board of Directors approved, subject to receiving the approval of the stockholders of our common stock, the amendment to our Articles of Incorporation in the form of Exhibit A attached to this Information Statement, to affect the reverse split of our shares of common stock. We will obtain stockholder approval for the change of name by the affirmative vote of stockholders owning 148,230,805 shares, representing 81% of our outstanding shares, of common stock on the record date of October 27, 2006.  The proposed 1:5 reverse split in our outstanding shares of common stock will not become effective until the Article of Amendment to the Articles of Incorporation of Caliber Energy, Inc., in the form of Exhibit A, is filed with the Delaware Secretary of State.  We expect to make the appropriate filing as soon as practicable after the meeting, a period of not less than one day after a definitive Information Statement is first mailed to stockholders of our common stock.

DISSENTERS’ RIGHTS

Under Delaware Corporation Law, stockholders are not entitled to dissenters’ rights of appraisal in connection with the proposed 1:5 reverse stock split.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon:

(i)

Any director or officer since the beginning of our last fiscal year;

(ii)

Any proposed nominee for election as a director; or

(iii)

Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed above in the section entitled “Principal Stockholders and Security Ownership of Management.”  No director has advised that he intends to oppose the change of name or the reverse stock split, as more particularly described in this Information Statement.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance with the Securities Exchange Act of 1934, file reports, proxy statements and other information, including annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, with the Securities and Exchange Commission.  Reports and other information that we file can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.  Copies  of these materials can be obtained upon written request addressed to the Securities and Exchange  Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at  prescribed rates.  The public may obtain information on the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a web site on the Internet where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.  The address of the site is http://www.sec.gov.

OTHER BUSINESS

As of the date of this Information Statement, the Board of Directors knows of no other matter, which properly may be presented at the special meeting of stockholders to be held on December 15, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, Caliber Energy, Inc., has duly caused this report to be signed by the undersigned thereunto authorized.

Caliber Energy, Inc

/s/ Graeme Scott

_____________________________

Graeme Scott, President

Beverly Hills, California

Dated:  November 30, 2006

         Exhibit A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

CALIBER ENERGY, INC.

Pursuant to the provisions of Section 7-110-103 of the Colorado Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The following amendment to the Articles of Incorporation of Caliber Energy, Inc was duly adopted by the stockholders of the corporation at a meeting held on October 21, 2006, in the manner prescribed by the Colorado Business Corporation Act, to-wit:

ARTICLE III

The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 103,000,000 of which 3,000,000 shall be shares of preferred stock, $0.001 par value per share, and 100,000,000 shall be shares of common stock, $0.0001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class shall be as set forth in paragraphs (a) and (b) below.

(1)

At the time this Amendment becomes effective, each five shares of common stock, $0.0001 par value per share, of the Corporation issued and outstanding at such time shall be, and hereby is, changed and reclassified into one fully-paid and nonassessable share of common stock, $0.0001 par value per share, of the Corporation authorized by such Amendment, with the result that the number of shares of common stock of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment is 182,825,805 shares of common stock, $0.0001 par value per share, and the number of shares of common stock of the Corporation issued and outstanding immediately following the taking of effect of this Amendment is 36,565,161 shares of common stock, $0.0001 par value per share.  At any time after this Amendment becomes effective, each certificate representing any shares of common stock, $0.0001 par value per share, of the Corporation outstanding immediately prior to the taking of effect of this Amendment (collectively, the “Old Certificates”) shall be exchangeable for a certificate representing shares of common stock, $0.0001 par value per share, of the Corporation authorized by such Amendment (collectively, the “New Certificates”), in the ratio for such reclassification stated above (i.e., 1:5) through the surrender of such Old Certificates by the holders of record thereof to the Secretary of this Corporation at the principal office of the Corporation.

(2)

Upon surrender for exchange by each shareholder of an Old Certificate, the Corporation shall issue and deliver to each such shareholder a New Certificate representing one shares of common stock, $0.0001 par value per share, of the Corporation for each five shares of common stock, $0.0001 par value per share, of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment.  The reclassification of five issued and outstanding shares of common stock, $0.0001 par value per share, of the Corporation into one share of common stock, $0.0001 par value per share, of the Corporation shall be deemed to occur when this Amendment becomes effective and neither the surrender of the Old Certificates nor the issuance of the New Certificates shall be a necessary condition for the effectiveness of such reclassification.  Each Old Certificate shall be canceled upon its surrender and a New Certificate shall be issued evidencing such shares as so reclassified.  Consequently, the stated capital of this Corporation shall decrease from $18,282.58 to $3656.52 following the taking of effect of this Amendment.

SECOND:  The number of shares of common stock of the corporation outstanding at the time of the adoption of such amendment was 182,825,805 and the number of shares entitled to vote thereon was 182,825,805

THIRD:  The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

   Class

Number of Shares

Common

 182,825,805

FOURTH:  The number of shares of common stock voted for such amendment was A total of 148,230,805 shares, representing 81%, with -0- opposing and -0- abstaining.

FIFTH:  This amendment provides for the exchange, reclassification and cancellation of issued shares in the manner provided above.

NINTH:  This amendment effect an decrease in the stated capital of the corporation from 18,282.58 to $3,656.52.

IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment on behalf of the corporation on the 18th day of October 2006.

Caliber Energy, Inc.

_____________________________________

Graeme Scott, President, Director

On Behalf Of the Board